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                                                                    EXHIBIT 99.1


                                AMENDMENT NO. 1
                    TO THE 1997 EXECUTIVE STOCK OPTION PLAN
                                       OF
                                THE BUCKLE, INC.


         The 1997 Executive Stock Option Plan (the "Plan") of The Buckle, Inc. (the "Company") was amended effective May 31, 2001 as follows:

         An increase in the number of shares of Common Stock authorized for issuance under the Plan from 1,875,000 shares of Common Stock to 2,375,000 shares of Common Stock.